Exhibit 99.2

For Immediate Release

HAMPDEN BANCORP, INC. DECLARES CASH DIVIDEND

SPRINGFIELD, Mass. May 02, 2007. Hampden Bancorp, Inc. (the “Company”) (NASDAQ - HBNK), which became the holding company for Hampden Bank (the “Bank”) in connection with the conversion of the holding company structure of the Bank from mutual to stock form, announced today that the Board of Directors of the Company declared an initial cash dividend of $0.03 per common share, payable on May 29, 2007, to stockholders of record at the close of business on May 14, 2007.

Contact

Hampden Bancorp, Inc.

Robert A. Massey, 413-452-5150

Senior Vice President and Treasurer

rmassey@hampdenbank.com